Exhibit 99.2

THIRD SUPPLEMENTAL INDENTURE
dated as of May 20, 2004

with respect to the:

INDENTURE

Dated as of February 1, 1997

between

WILLIAMS PRODUCTION RMT COMPANY
(as successor-in-interest to Barrett Resources Corporation)

and

DEUTSCHE BANK TRUST COMPANY AMERICAS
(formerly known as Bankers Trust Company)

     THIRD SUPPLEMENTAL INDENTURE dated as of May 20, 2004 (this “Supplemental Indenture”) between WILLIAMS PRODUCTION RMT COMPANY, a Delaware corporation (the “Obligor”), as successor-in-interest to Barrett Resources Corporation, a Delaware corporation (“Barrett”), and DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly known as Bankers Trust Company), as trustee (the “Trustee”), for the securities issued under the Indenture dated as of February 1, 1997 between Barrett and the Trustee, as supplemented by the First Supplemental Indenture dated as of August 1, 2001 (the “First Supplemental Indenture”) and the Second Supplemental Indenture dated as of August 2, 2001 (the “Second Supplemental Indenture;” and, as so supplemented and as further amended, supplemented or otherwise modified from time to time, the “Indenture”).

RECITALS

     A. Pursuant to and in accordance with the terms of the Indenture, Barrett established and issued $150,000,000 aggregate principal amount of its 7.55% Senior Notes due 2007 (the “Securities”).

     B. Pursuant to and in accordance with the First Supplemental Indenture and the Second Supplemental Indenture, the Obligor assumed the obligations of Barrett under or in respect of the Securities and the Indenture, and The Williams Companies, Inc. (“Williams”) guaranteed the Obligor’s obligations under or in respect of the Securities and the Indenture.

     C. In accordance with Section 9.02 of the Indenture, the Obligor has obtained the written consent of the holders of the Securities representing not less than a majority in aggregate principal amount of the outstanding Securities to the amendments to the Indenture set forth in this Supplemental Indenture.

     NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

AGREEMENTS

     SECTION 1. Defined Terms. Terms defined in the Indenture and not otherwise defined herein are used herein as therein defined.

     SECTION 2. Amendments to Indenture. At such time as the Obligor delivers written notice to the Trustee and D.F. King & Co., Inc., the Tender Agent for the Securities, that the Securities tendered and not validly withdrawn pursuant to Williams’ Offer to Purchase and Consent Solicitation Statement dated May 10, 2004, as amended, have been accepted for purchase:

     (a) The following Sections (or Subsections, as applicable) of the Indenture, and any corresponding provisions in the Securities, hereby are deleted in their entirety and replaced with “Intentionally Omitted,” and all references made thereto throughout the Indenture and the Securities hereby are deleted in their entirety:

Existing Section or
Subsection Number	Caption
Section 4.04(b)	Compliance Certificate
Section 4.04(c)	Compliance Certificate
Section 4.05	Corporate Existence
Section 4.06	Maintenance of Properties
Section 4.07	Payment of Taxes and Other Claims
Section 4.08	Limitation on Sale/Leaseback Transactions
Section 4.09	Limitation on Liens
Section 4.10	Addition of Guarantors
Section 5.01	Limitations on Mergers and Consolidations

     (b) Subclauses (c) and (d) of Subsection 6 of Section 6.01, and any corresponding provisions in the Securities, hereby are deleted in their entirety and replaced with “Intentionally Omitted,” and all references made thereto throughout the Indenture and the Securities hereby are deleted in their entirety.

     (c) Any definitions used exclusively in the provisions of the Indenture deleted pursuant to Paragraphs (a) or (b) of this Section 2 hereby are deleted in their entirety from the Indenture.

     SECTION 3. Indenture Ratified. Except as hereby otherwise expressly provided, the Indenture is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

     SECTION 4. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     SECTION 5. Supplemental Indenture is a Supplement to Indenture. This Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture.

     SECTION 6. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws) as to all matters, including, without limitation, matters of validity, construction, effect, performance and remedies.

     SECTION 7. References to Supplemental Indenture. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Supplemental Indenture may refer to the Indenture without making specific reference to this Supplemental Indenture, but nevertheless all such references shall include this Supplemental Indenture unless the context otherwise requires.

     SECTION 8. Effect of This Supplemental Indenture. The Indenture shall be deemed to be modified as herein provided, but except as modified hereby, the Indenture shall continue in full force and effect. The Indenture as modified hereby shall be read, taken and construed as one and the same instrument.

     SECTION 9. Severability. In the event that any provisions of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 10. Trust Indenture Act. If any provisions hereof limit, qualify or conflict with any provisions of the Trust Indenture Act of 1939 (the “TIA”) required under the TIA to be a part of and govern this Supplemental Indenture, the provisions of the TIA shall control. If any provision hereof modifies or excludes any provision of the TIA that pursuant to the TIA may be so modified or excluded, the provisions of the TIA as so modified or excluded hereby shall apply.

     SECTION 11. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Obligor, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

     SECTION 12. Effectiveness. This Supplemental Indenture shall become effective upon execution by the Obligor and the Trustee.

[signature page follows]

     IN WITNESS WHEREOF, each of the parties hereto have caused this Supplemental Indenture to be duly executed on its behalf by its duly authorized officer as of the day and year first above written.

Attest		WILLIAMS PRODUCTION RMT COMPANY

/s/ Tom E. Black		By:	/s/ Ralph A. Hill

Name: Tom E. Black Title: Assistant Secretary		Name: Ralph A. Hill Title: Senior Vice President and Chairman of the Board

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

		By:	/s/ Yana Kalachikova

Name: Yana Kalachikova Title: Associate

Acknowledged and agreed

THE WILLIAMS COMPANIES, INC., as Guarantor

By:	/s/ Travis N. Campbell

Name: Travis N. Campbell Title: Treasurer

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